Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (the “Agreement”) is made and entered into as of the [Date] day of [Month] 2014, by and between Dolphin Digital Media, Inc., a Nevada corporation (the “Company” or “Borrower”) having a principal place of business located at 2151 Lejeune Road, Suite 150 – Mezzanine, Coral Gables FL 33134 and [Lender Name], having a principal place of business located at [Lender Address] (the “Lender”, including its successors and assigns, collectively the “Lenders”).

RECITALS

WHEREAS, the Borrower is in the business of producing original filmed content that premieres on online platforms (i.e. web series); and

WHEREAS, Borrower has requested that Lender make certain advances to Borrower in lawful money of the United States for use in accordance with Section 3.3 of this Agreement, in an aggregate principal amount of  [Insert Dollar Amount] ($_____), inclusive of the Loan Reserve (the “Commitment Amount”); and

WHEREAS, Lender is willing to make such advances to Borrower upon the terms and conditions herein contained and in consideration of the agreements, representations and warranties of Borrower hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Lender agree as follows:

AGREEMENT

1. Recitals.  The forgoing Recitals are true and correct and are incorporated herein.

2. Definitions.  Capitalized terms used herein that are not defined when first used shall have the respective meanings specified therefor below:

“Advances” shall have the meaning specified in Section 3.1.

“Affiliated Person” shall mean, with respect to any Person, any other Person, which directly or indirectly controls, is controlled by or is under common control with such Person.  For the purposes of this definition, “control” (including with corresponding meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Commitment Amount” shall mean Four Million Dollars ($4,000,000).

“Agreement” shall mean this Loan and Security Agreement, dated as of [Date], 2014, between Borrower and Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Borrowing Schedule” shall mean the schedule attached hereto and incorporated by this reference as Exhibit “A”, which schedule sets forth Borrower’s projection of the amounts and dates of each Advance required by Borrower hereunder.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which federally chartered savings banks are authorized or required to close in Miami, Florida.

“Change of Control” shall mean any event, transaction or occurrence as a result of which William O’Dowd ceases to have effective managerial control of Borrower.

“Collateral” shall have the meaning specified in Section 4 hereof.

“Collateral Proceeds” means whatever is acquired or paid to or derived by or payable directly or indirectly to Borrower on account of the sale, lease, licensing, exchange, distribution, exploitation, or other disposition of the Series and any other item of Collateral, including, without limitation, money, royalties, fees, commissions, charges, payments, proceeds of any letter of credit, advances, income, profit and other forms of payment, proceeds of any insurance for any of the Collateral.

“Commitment Amount” shall have the meaning specified in the recitals hereof.

“Commitment Period” shall mean the period from the date hereof through the Maturity Date.

“Dollar(s) or $” shall mean United States dollars.

“Event of Default” shall have the meaning specified in Section 8 hereof.

“Indebtedness” shall mean all monetary obligations of Borrower to Lender hereunder, under the Note, and under the other Loan Documents.

“Interest Rate” shall have the meaning specified in Section 3.5.1 hereof.

“Lender” shall have the meaning specified in the preamble hereof.

“Loan” shall mean each advance, loan and financial accommodation from Lender to Borrower, whether now existing or hereafter arising and however evidenced, including those advances, loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

“Loan Documents” shall mean this Agreement, the Note, and all other documents and instruments executed pursuant hereto and thereto, including, without limitation, all agreements, documents, instruments and certificates identified to be executed and delivered to, or in favor of, Lender and including all other pledges, powers of attorney, consents, assignments, contracts and all other written notices, and any other written matter whether heretofore, now or hereafter executed by or on behalf of any Person and delivered to, or in favor of, Lender in connection with this Agreement or the transactions contemplated thereby.

“Loan Reserve” shall have the meaning specified in Section 3.2 hereof.

“Loan Reserve Amount” shall mean [Insert Dollar Amount] ($__).

“Maturity Date” shall have the meaning specified in Section 3.4.1 hereof.

 “Note” shall mean the promissory note to be executed and delivered by Borrower to Lender pursuant to Section 3.4.1 hereof.

“Obligations” shall mean all Indebtedness and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by Borrower to Lender, and all covenants and duties regarding such amounts, of any kind or nature, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement or any other Loan Document.

 “Person” shall mean any entity, corporation, company, association, partnership, limited liability company, joint venture, joint stock company, unincorporated organization, trust, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including governmental agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

“Related Transactions Documents" means the Loan Documents and all other documents executed and delivered in connection therewith or the transactions contemplated hereby.

“Series” shall mean the two-hour web series currently entitled “[Name of Production].”

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding voting equity interests are, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.  As used in this definition, “control” (including, with a corresponding meaning, the term “controlled by”) shall have the meaning set forth in the definition of “Affiliated Person”.

 “Termination Date” shall mean the date on which (a) the Indebtedness has been indefeasibly repaid in full in cash, (b) all other Obligations have been completely discharged (other than contingent indemnification or reimbursement obligations), (c) Borrower is not entitled to any further Advances hereunder, and (d) the Commitment Period has expired.

3. Agreement to Lend.

3.1 Advances.  Lender hereby agrees to make advances (each of which is herein called an “Advance”, and all of which are herein collectively called the “Loan”) of funds to Borrower in an aggregate principal amount of [Insert Commitment Amount], payable in installments according to the Borrowing Schedule.

3.2 Loan Reserve.  Notwithstanding anything to the contrary herein contained, a reserve (the “Loan Reserve”) equal to the Loan Reserve Amount shall be maintained under the Loan for the payment of the interest hereunder.

3.3 Use of Loan Proceeds.  Borrower agrees that it shall use the proceeds of the Advances hereunder and of the Aggregate Commitment Amount for the following purposes:  1). to contribute to the production budget of the Series; 2). for general corporate overhead and working capital; and 3). for the establishment of the Loan Reserve under Section 3.2 above, and the interest payments hereunder.

3.4 The Note; Canceling the Note.

3.4.1 The obligations of Borrower to pay the principal of, and interest on, all Advances made by Lender shall be evidenced by the Note duly executed and delivered by Borrower to Lender and payable immediately to the order of Lender on August 31, 2015 (the “Maturity Date”).

3.4.2 Borrower shall have the option to extend the Maturity Date for an additional twelve (12) months (until August 31, 2016), upon written notice to Lender on or before July 31, 2015 (“Maturity Date Extension Option”).  If Borrower exercises the Maturity Date Extension Option, Borrower shall pay interest on any unpaid principal and accrued interest, as of September 1, 2015, at a rate that is one and one-quarter percent (1.25%) higher than the rate described in Section 3.5.1 below (“Maturity Date Extension Option Interest Rate”).  The Maturity Date Extension Option Interest Rate shall apply beginning on September 1, 2015, and will continue until the Note is canceled pursuant to Section 3.4.3 below.

3.4.3 The Note shall be marked “canceled” and returned to Borrower at such time as the Indebtedness has been paid in full by Borrower and (whether by mutual agreement or otherwise as herein provided) Borrower is no longer entitled to receive any further Advances hereunder.

3.5 Interest; Interest Rate; Payment.

3.5.1 Rate of Interest.  Each Advance shall bear interest (the “Interest Rate”) on the unpaid principal amount thereof from the date of each Advance until the date such Advance is repaid in full at the rate of [Insert Interest Rate] percent (__%) per annum.

3.5.2  Payment of Interest.  Interest on Advances shall accrue daily and be payable: (i) in arrears on the 15th day of each calendar month, beginning the month after each such Advance is paid; (ii) upon any prepayment of such Advance (to the extent accrued on the amount being prepaid); and (iii) on the Maturity Date.

3.5.3 Computation of Interest and Fees.   All computations of interest and fees payable pursuant to this Agreement shall be calculated on the basis of a three hundred sixty five (365) day year and an actual-day month.

3.6 Prepayments.

3.6.1  Voluntary Prepayments.  Borrower may at any time prepay, without penalty or premium, any and all Advances, in whole or in part.

3.6.2 Mandatory Prepayments.  After receipt and allocation by Borrower of the entire Aggregate Commitment Amount, Borrower shall be required to prepay the Advances in an amount equal to:

3.6.2.1 Proceeds of Distribution and Other Agreements.  Any payments, proceeds or other consideration received by Borrower on account of or relating to the distribution or exploitation of the Series, in a percentage equal to Lender’s Commitment Amount divided by the Aggregate Commitment Amount.

3.6.2.2 Proceeds of Insurance.  Any insurance proceeds received by Borrower in connection with the Series, in a percentage equal to Lender’s Commitment Amount divided by the Aggregate Commitment Amount.

3.6.3 Application of Prepayments.  All prepayments made pursuant to this Section 3.6 shall be paid directly to Lender to be applied by Lender to the repayment of the Obligations hereunder as set forth herein.

3.7
Revenue Participation.  In consideration of providing the Loan as described herein, Lender will also receive revenue participation interest in Borrower’s participation in the Series, after the Loan is re-paid in full, including interest

4. Collateral.  Borrower hereby pledges to Lender, in a percentage equal to Lender’s Commitment Amount divided by the Aggregate Commitment Amount, all of Borrower’s right, title and interest in and to revenues from the worldwide distribution and exploitation of the Series, and to Borrower’s interest in any insurance policies related to the production or distribution of the Series (the “Collateral”) (to the extent any materials and/or rights in and to the Series or any other Collateral are not yet in existence or not yet acquired, such materials and rights are (to the extent applicable) hereby collaterally assigned and conveyed to Lender by way of present assignment of future interests).

If on or before the Maturity Date or Extended Maturity Date, if such option is exercised, Borrower does not repay the Loan in full, including interest, then upon the request of Lender, Borrower shall promptly execute and deliver any further documents, and take all further action reasonably necessary, to assign to Lender, in a percentage equal to Lender’s Commitment Amount divided by the Aggregate Commitment Amount, the Collateral to Lender, until such time as Loan is repaid in full, including interest.  Upon such assignment of Collateral to Lender, Borrower shall continue to manage the distribution and exploitation of the Series, and Lender shall not interfere in any commitments, contractual or otherwise, made by Borrower relating to the Series.  Furthermore, upon such assignment of Collateral, Lender shall have no further recourse against Borrower.

5. Accounting.  Borrower shall keep true, full and complete books and records of all expenses and revenues related to the Series, which books and records shall be in accordance with generally accepted accounting principles in the motion picture industry.  Borrower shall account to Lender in a customary industry manner on a quarterly basis, beginning in the quarter immediately after the initial release of the Series, until the Loan is re-paid in full, including interest.  All accountings hereunder shall be sent to Lender within thirty (30) days of the end of the relevant accounting period, and shall be accompanied by payments of any sums due to Lender thereunder.  Lender shall have customary motion picture industry audit rights, at Lender’s expense, in connection with the Series, to be exercised not more than once per calendar year during reasonable business hours (and not to exceed thirty (30) days) to be conducted by a certified public accountant and otherwise in accordance with custom and practice in the industry and in a manner that will not frustrate Borrower’s business.  Notwithstanding the foregoing, in the event such an audit reveals an underpayment by Borrower to Lender of more than 5% of the amount payable, then Borrower shall bear the reasonable costs of the outside auditor in connection with such audit.

6. Representations and Warranties.  In order to induce Lender to enter into this Agreement, Borrower agrees, represents and warrants to Lender as follows:

6.1.  Corporate Formation.  Borrower is a corporation in good standing duly organized under the laws of Nevada.  Borrower has the corporate power and authority to transact its business.

6.2.    Power and Authority.  Borrower has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to execute and deliver the Note, and all other Loan Documents, and has taken all necessary corporate action to authorize the execution and delivery of this Agreement, the borrowing hereunder, and the execution and delivery of the Note and said other documents, instruments, and agreements.

6.3.  No Conflict.  Neither the execution and delivery of this Agreement or any other document, instrument or agreement to be executed pursuant hereto, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions of the Note or any other instrument, agreement or document to be executed hereunder will violate any provision of law or of any applicable regulation, order or decree of any court or governmental instrumentality or administrative body or agency, will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of any mortgage, indenture, deed of trust, agreement or other instrument to which Borrower is a party or by which it may be bound or to which it may be subject or will violate any provision of the articles/certificate of incorporation/formation pursuant to which Borrower was formed.

6.4.  Litigation.  There are no actions, suits or proceedings pending or, to the best of Borrower’s knowledge, threatened, against or affecting Borrower before any court or governmental or administrative body or agency.  Borrower is not in default under any applicable statute, rule, order or regulation of any governmental authority, bureau or agency having jurisdiction over it.

6.5.  Legal, Valid and Binding Obligations.  This Agreement, the Note, and each other Loan Document and Related Transactions Document to which Borrower is a party, when executed and delivered pursuant hereto, will constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with the respective terms hereof and thereof subject, as to enforcement only, to bankruptcy, insolvency, moratorium or similar laws then in effect affecting the rights of creditors generally and general equitable principles.

6.6.    No Consents.  In connection with the execution, delivery, performance, validity and enforceability of this Agreement, the Note, or any other Loan Document, no consent of any Person, and no consent, license, approval, authorization, registration or declaration with any governmental authority, bureau or agency is required.

7. Affirmative Covenants.  Until the Termination Date, Borrower hereby covenants and agrees as follows:

7.1.  Borrower (a) shall maintain, at all times and in accordance with generally accepted accounting principles in the United States in the motion picture industry, true, full and complete books and records showing the financial transactions of Borrower with respect to the Series, and (b) shall permit Lender (or its designee) to examine the same at Borrower’s place of business and during reasonable business hours, at such time(s) as Lender (or its designee) may request upon reasonable notice.

7.2.  Borrower shall promptly give written notice to Lender of all litigation, arbitration, proceedings, controversies which in any way may adversely affect Lender’s rights hereunder.

7.3.  Borrower shall, at all times hereunder, maintain its corporate existence and shall supply, or cause to be supplied, all necessary services in connection with the production, sale, distribution, exhibition and exploitation of the Series.

8. Events of Default; Remedies on Default.

8.1           Each of the following specified events hereby constitutes and is herein referred to individually as an “Event of Default”:

8.1.1  Borrower’s failure to make (or cause to be made) any payments to Lender hereunder or under any other Loan Document or and Related Transaction Documents when the same are due; or

8.1.2  Default in the due and timely observance or performance of any of the Affirmative Covenants described in Section 7 above; or

8.1.3  Suspension by Borrower of its business operations; or

8.1.4  If Borrower should become insolvent, or file bankruptcy proceedings; or

8.1.5  Borrower experiences a Change of Control event.

8.2  At Lender’s option, upon the occurrence of any Event of Default, and at any time thereafter if such Event of Default shall then be continuing:

8.2.1  Unless such Event of Default is as described in Section 8.1.1 and Section 8.1.2 above and, upon written notice by Lender, is cured within thirty (30) days of Borrower’s receipt of such written notice by Lender, the Indebtedness may, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower, be forthwith declared due and payable, if not otherwise then due and payable (anything herein or in the Note or other agreement, contract, indenture, document or instrument contained to the contrary notwithstanding) and the Maturity Date shall be accelerated accordingly and Lender’s commitments hereunder shall be terminated.

8.2.2  Lender may pursue the remedies afforded to it hereunder or under any of the documents executed in connection herewith, or any other remedy afforded to it by law or equity, and Lender may, at its option, do and perform all other acts and things necessary for the proper preservation and protection of its rights hereunder.

9.  Miscellaneous.

9.1.           Notices.  All notices, requests, demands or other communications to the respective parties hereto shall be in writing addressed to the Lender or Borrower, as the case may be, at their respective addresses shown opposite their signatures hereto.

9.2.             Failure or Indulgence not Waiver.  Except as expressly provided herein to the contrary, no failure of, nor any delay on the part of, the Lender or Borrower in exercising any right, power or privilege hereunder, or under any agreement, contract, indenture, document or instrument mentioned herein, shall operate as a waiver thereof.

9.3.           Assignment.  This Agreement shall inure to the benefit of and bind the parties and their respective successors and permitted assigns.  A “permitted assignee” of Borrower is any entity in which William O’Dowd exercises effective managerial control, or directly or indirectly beneficially owns at least 51% of all classes of the equity interests.  A “permitted assignee” of Lender is any Person who is (1) a Personal Representative of the assignor, (2) a member of the assignor’s immediate family (i.e. spouse, child, brother, sister, and lineal ascendant and/or descendant), or (3) a trust or partnership of which all beneficiaries or partners, as applicable, are Person’s described either in clause (1) or (2).  Except in the case of an assignment to a Personal Representative, the assignor and assignee shall execute such documents and instruments of conveyance and assumption as may be necessary or appropriate in the opinion of Borrower to effect such assignment and to confirm the assignee’s agreement to be bound by the provisions of this Agreement.

9.4.           Severability.  In case any one or more of the provisions hereof should be invalid, illegal or unenforceable in any respect, such provision(s) shall be curtailed and limited only to the extent necessary to bring it within the legal requirements and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9.5.           Entire Agreement; Counterparts.  This Agreement, the Note and the other Loan Documents shall constitute the entire agreement between the parties hereto with respect to the Loan and shall supersede all other agreements written or oral with respect thereto.  This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.

9.6.            Governing Law; Jurisdiction; Dispute Resolution.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to Florida conflict of law provisions or to constructive presumptions favoring either party.  The parties to this Agreement hereby irrevocably consent to, for the purposes of any proceeding arising out of this Agreement, the exclusive jurisdiction of the courts of the State of Florida and the United States District Court located in Miami-Dade County.  In the event of a disagreement relating to the provisions or enforcement of this Agreement, the parties agree to appoint a mutually acceptable private mediator prior to the institution of any legal action.  Such mediation shall take place without prejudice to either party’s position and nothing presented, stated, etc. in that mediation shall be admissible as evidence in any subsequent legal proceeding.

9.7.           Jury Trial Waiver.  BORROWER AND LENDER EACH WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE OF LENDER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  BORROWER AND LENDER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

9.8.           Amendments.  No amendment or waiver of any provision of this Agreement or any other Loan Document shall in any event be effective unless the same shall be in writing and signed by both parties.

9.9.  Confidentiality.  Lender agrees to use all reasonable efforts to keep any information relating to Borrower furnished to it by or on behalf of Borrower or obtained by it pursuant hereto and the other Loan Documents confidential in accordance with Lender’s, customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any such information other than (a) to Lender’s, employees, representatives and agents that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to Lender on a non-confidential basis from a source other than Borrower or an Affiliated Person of Borrower, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors or (d) to prospective permitted assignees, and to their respective legal or financial advisors, in each case, and to the extent such prospective permitted assignees have been advised of the confidentiality provisions of this Section 9.9.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written

[SIGNATURE PAGES FOLLOW]

BORROWER SIGNATURE PAGE TO
LOAN AND SECURITY AGREEMENT

Dolphin Digital Media, Inc.

By:____________________________________
      Name: William O’Dowd IV
      Title: Chief Executive Officer

Address for Notice:

2151 LeJeune Road
Suite 150- Mezzanine
Coral Gables FL 33134

LENDER SIGNATURE PAGE TO
LOAN AND SECURITY AGREEMENT

[Insert Name of Lender]

By:____________________________________
      Name:  [Individual Name]
      Title: [Title of Individual]

Address for Notice:

[Address of Lender]

EXHIBIT A
BORROWING SCHEDULE